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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement-Prospectus of Citizens Banking Corporation for the registration of approximately 4,246,304 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of Citizens Banking Corporation included its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG L.L.P.

Detroit, Michigan
May 16, 1997